EXHIBIT 11

                         EARNINGS PER SHARE COMPUTATIONS
                      (In Thousands Except Per Share Data)
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                                                                                         Three Month Period
                                                                                           Ended  March 31,
                                                                                      1996                 1995
                                                                                    --------            -------
EARNINGS PER COMMON AND DILUTIVE
  COMMON EQUIVALENT SHARE:
  Net Income                                                                         $   3,016           $   2,204
                                                                                     =========           =========
  Shares:
  Weighted average number of common
      shares outstanding                                                                17,802              17,661
  Weighted average number of additional
      shares issuable for common stock
      equivalents (a)                                                                      775                  86
                                                                                     ---------           ---------
         Adjusted common shares                                                         18,577              17,747
                                                                                     =========           =========

EARNINGS PER SHARE                                                                   $     .16           $     .12
                                                                                     =========           =========

EARNINGS PER COMMON SHARE ASSUMING
  FULL DILUTION:
  Net Income                                                                         $   3,016           $   2,204
                                                                                     =========           =========
  Shares:
  Weighted average number of common
      shares outstanding                                                                17,802              17,661
  Additional shares issuable for all
      dilutive common stock equivalents (a)                                                775                  86
                                                                                     ---------          ----------
         Shares as adjusted for all dilutants                                           18,577              17,747
                                                                                     =========           =========

EARNINGS PER SHARE                                                                   $     .16           $     .12
                                                                                     =========           =========

(a) Shares issuable were derived using the "Treasury Stock Method" for all dilutive common stock equivalents.
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